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                                E X H I B I T   (21)

                           Subsidiaries of the Registrant


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                                   Exhibit 21




                          SOUTH BRANCH VALLEY BANCORP, INC.

                             SUBSIDIARIES OF REGISTRANT



The  following  lists  the  subsidiary  of  the  registrant,   a  West  Virginia
Corporation.

              South Branch Valley National Bank, a national banking association organized under the laws of the United States of America